UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A is being filed to provide supplemental information about the composition of Novell’s Compensation Committee of its Board of Directors. Novell’s proxy statement for its Annual Meeting on April 19, 2010 identifies the following directors as the current members of the Compensation Committee: Dr. John W. Poduska, Sr., Chairperson; Thomas G. Plaskett; Kathy Brittain White; and Gary G. Greenfield.

Mr. Greenfield became a member of the Compensation Committee on November 1, 2009, which is the first day of Novell’s fiscal year 2010. Mr. Greenfield did not serve as a member of the Compensation Committee during fiscal year 2009.

Fred Corrado served as a member of the Compensation Committee for a single Compensation Committee meeting in June 2009 while the Committee structure was being re-oriented.

Claudine Malone served as a member of the Compensation Committee until June 2009.

Dr. Poduska, Mr. Plaskett and Ms. White served as members of the Compensation Committee for the entire fiscal year 2009.